Exhibit 99.2

IAC Commences Cash Tender Offer and Consent Solicitation

for its 4.875% Senior Notes Due 2018

NEW YORK, October 16, 2015 — IAC/InterActiveCorp (“IAC”) today announced that it has commenced a cash tender offer (the “Tender Offer”) for its outstanding 4.875% Senior Notes due 2018 (the “IAC 2018 Notes”) (CUSIP Nos. 44919PAD4, 44919PAF9 and U44268AB3) and  a related solicitation of consents (the “Consent Solicitation”) from registered holders (“Holders”) of the IAC 2018 Notes to proposed amendments that will eliminate substantially all of the restrictive covenants and certain events of default and other provisions under the indenture governing the IAC 2018 Notes (the “Proposed Amendments”). The Tender Offer and Consent Solicitation are made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated October 16, 2015 (the “Offer to Purchase”) and the related Letter of Transmittal and Consent. Those documents more fully set forth the terms of the Tender Offer and Consent Solicitation.

The maximum aggregate principal amount of IAC 2018 Notes that will be accepted for purchase (the “Maximum Tender Amount”) will not exceed (subject to increase, at IAC’s sole discretion) $400 million, less the aggregate principal amount of 4.75% Senior Notes due 2022 issued by IAC (“IAC 2022 Notes”) tendered and accepted for exchange in the concurrent offer by Match Group, Inc. (“Match”) to exchange any and all of the $500 million aggregate principal amount of the outstanding IAC 2022 Notes for up to $500 million aggregate principal amount of new 6.75% Senior Notes due 2022 issued by Match (“New Match Notes”).

Subject to the terms and conditions of the Tender Offer and subject to the Maximum Tender Amount, Holders who validly tender (and do not validly withdraw) their IAC 2018 Notes on or prior to 5:00 p.m., New York City time, on October 29, 2015, unless extended or earlier terminated (the “Early Tender Date”), will receive total consideration of $1,035 per $1,000 principal amount of Notes, which includes an early tender payment of $50 per $1,000 principal amount of Notes tendered (the “Early Tender Payment”). Holders who validly tender their Notes after the Early Tender Date but prior to the 11:59 p.m., New York City time, on November 13, 2015 (the “Expiration Date”) will not be eligible to receive the Early Tender Payment, but will receive the base offer consideration of $985 per $1,000 principal amount of IAC 2018 Notes tendered. Holders who validly tender (and do not validly withdraw) their Notes and whose IAC 2018 Notes are accepted for purchase will also be paid accrued and unpaid interest up to, but not including, the date of payment for such Notes.

Title of Security and CUSIP Numbers	Outstanding Principal Amount	Base Offer Consideration (1)(2)	Early Tender Premium(1)(3)	Total Offer Consideration (1)(4)
4.875% Senior Notes due 2018 (CUSIP Nos. 44919PAD4, 44919PAF9 and U44268AB3)	$500,000,000	$985	$50	$1,035

(1)         Per $1,000 principal amount of Notes.

(2)         Calculated as the Total Offer Consideration less the Early Tender Premium.

(3)         No separate consent payment or fee is being paid to Holders in the Consent Solicitation.

(4)         Includes the Early Tender Premium.

A Holder of IAC 2018 Notes may not deliver consents in the Consent Solicitation without tendering IAC 2018 Notes in the Tender Offer. Tenders of IAC 2018 Notes may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on October 29, 2015, unless extended.

IAC’s obligation to accept for payment, and to pay for, any IAC 2018 Notes validly tendered pursuant to the Tender Offer is subject to the satisfaction or waiver of the conditions discussed in the Offer to Purchase, including, among other things, receipt of funds by IAC sufficient to fund the purchase of IAC 2018 Notes in the Tender Offer and the entry by Match (or a subsidiary thereof) into a term loan facility in an amount, and on terms and conditions, reasonably satisfactory to IAC and the funding of such term loan facility to Match (or a subsidiary thereof).  The Tender Offer is not conditioned on any minimum amount of IAC 2018 Notes being tendered or the receipt of Requisite Consents (as defined below). The Consent Solicitation is conditioned on the receipt of consents from Holders of at least a majority in aggregate principal amount of the IAC 2018 Notes (the “Requisite Consents”).  The proposed amendments will not become effective unless the Requisite Consents are received and all validly tendered IAC 2018 Notes that are not validly withdrawn are accepted for payment (i.e., are not subject to proration).

IAC has retained BofA Merrill Lynch and J.P. Morgan Securities LLC (“J.P. Morgan”) to act as the Dealer Managers for the Tender Offer. Questions regarding the Tender Offer may be directed to BofA Merrill Lynch at 888.292.0070 (toll-free) or 980.388.4813 (banks and brokers) or to J.P. Morgan at 800.245.8812 (toll-free) or 212.270.1200 (banks and brokers).  Requests for documentation (including the Offer to Purchase) may be directed to Global Bondholder Services Corporation, the Information Agent for the Tender Offer and Consent Solicitation, at (866) 794-2200 (toll-free) or (212) 430-3774 (banks and brokers).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the IAC 2018 Notes or the IAC 2022 Notes. This press release also is not a solicitation of consents to the Proposed Amendments to the indenture governing the IAC 2018 Notes. The Tender Offer and Consent Solicitation are being made solely by means of the Offer to Purchase. The Tender Offer and Consent Solicitation are not being made to holders of IAC 2018 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company. It is organized into four segments: Match Group, which includes dating and education businesses with brands such as Match, OkCupid, Tinder and The Princeton Review; Search & Applications, which includes brands such as About.com, Ask.com, Dictionary.com and Investopedia; Media, which consists of businesses such as Vimeo, Electus, The Daily Beast and CollegeHumor; and eCommerce, which includes HomeAdvisor and ShoeBuy. IAC’s brands and products are among the most recognized in the world reaching users in over 200 countries. IAC is headquartered in New York City and has offices worldwide.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include statements relating to: future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC or its businesses, changes in our relationship with Google, adverse changes in economic conditions, adverse trends in the online advertising industry, our ability to convert visitors to our websites into users,  risks relating to acquisitions, technology changes, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release.  We do not undertake to update these forward-looking statements.

Contact Us

IAC Investor Relations
Mark Schneider / Alexandra Caffrey
(212) 314-7400

Corporate Communications
Isabelle Weisman
(212) 314-7361

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